Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Alteon Inc
Susan M. Pietropaolo
SMP Solutions, Inc.,
201-818-5537 (at Alteon)

ALTEON ANNOUNCES FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2006

Parsippany, New Jersey, May 15, 2006 - Alteon Inc. (AMEX: ALT) announced today a net loss of $1,621,327 for the three months ended March 31, 2006. This compares to a net loss of $4,642,299 for the same period in 2005. The net loss applicable to common stockholders, which includes a non-cash preferred stock dividend, was $2,796,649 or $0.05 per basic/diluted share for the three months ended March 31, 2006, as compared to $5,713,877 or $0.10 per basic/diluted share for the same period in 2005.

Research and development expenses were $449,840 for the three months ended March 31, 2006 as compared to $3,641,100 for the three months ended March 31, 2005. This is a decrease of $3,191,260 or 87.6%, which is attributed to significantly lower clinical trial costs and manufacturing expenses as a result of the discontinuation of our Systolic Pressure Efficacy and Safety Trial of Alagebrium (SPECTRA). General and administrative expenses were $1,231,851 for the three months ended March 31, 2006 as compared to $1,100,348 for the three months ended March 31, 2005. Although general and administrative expenses remained relatively flat, the 2006 results include increased severance costs and retention bonuses offset by decreased corporate expenses. Cash and cash equivalents at March 31, 2006, totaled $4.5 million.

On April 21, 2006, the Company closed a private placement of Units, consisting of common stock and warrants, for gross proceeds of approximately $2.6 million. Each Unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock, comprising a total of 10,340,000 shares of common stock and warrants to purchase 10,340,000 shares of common stock.

On April 19, 2006, the Company entered into a definitive merger agreement with HaptoGuard, Inc., Alteon Merger Sub, Inc., a wholly-owned subsidiary of Alteon (“Merger Sub”), and Genentech, Inc. The merger agreement provides that upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into HaptoGuard, with HaptoGuard becoming the surviving corporation and a wholly-owned subsidiary of Alteon. The merger agreement also provides for the granting of certain royalty and negotiation rights to Genentech, Inc. as part of the restructuring of Genentech’s preferred stock position in Alteon in connection with the proposed merger. For more information please refer to Alteon’s press release dated April 19, 2006.

Separately, the Company announced that Mary T. Phelan, Director of Finance and Financial Reporting and Principal Accounting Officer, has announced her intention to resign, effective May 31, 2006.

“Mary has been a valued colleague for six years,” said Mr. Moch. “We thank her for her commitment to Alteon and wish her well in the years ahead.”

About Alteon

Alteon is a product-based biopharmaceutical company engaged in the development of small molecule drugs to treat and prevent cardiovascular diseases and other diseases associated with aging and diabetes. The Company has identified promising product candidates that it believes represent novel potential approaches to some of the largest pharmaceutical markets.

Alteon recently announced a definitive merger agreement with privately-held HaptoGuard, Inc. Alteon and HaptoGuard have complementary products under development in cardiovascular diseases and diabetes, including two Phase 2 clinical-stage compounds, ALT-2074 and alagebrium. Data is expected around year-end 2006 from a Phase 2 trial of HaptoGuard’s ALT-2074 that will seek to reduce myocardial injury in diabetic patients undergoing angioplasty or similar interventions. Alteon’s alagebrium is being developed for heart failure. This disease represents a rapidly growing market of unmet medical need, particularly common among diabetic patients, and alagebrium has demonstrated relevant clinical activity in two Phase 2 clinical trials. The merger is subject to the approval of Alteon and HaptoGuard shareholders and is expected to close in the third quarter of 2006. For more information please visit Alteon’s website, www.alteon.com.

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Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, that Alteon may not complete the acquisition of HaptoGuard, and if completed, that the combined company’s financial condition may not be as expected, and those relating to Alteon’s ability to obtain sufficient financing to allow it to continue as a going concern and to continue the development of alagebrium, technology and product development (including the possibility that results of clinical trials may not be available in a timely manner, that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, and other risks identified in Alteon’s filings with the Securities and Exchange Commission. Further information on risks faced by Alteon are detailed under the caption “Risk Factors” in Alteon’s Annual Report on Form 10-K for the year ended December 31, 2005 and in subsequent filings with the SEC. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Participants in the Solicitation

In connection with the proposed merger, Alteon Inc. and HaptoGuard, Inc. will be filing a joint proxy statement with the Securities and Exchange Commission. Investors and security holders of Alteon Inc. and HaptoGuard, Inc. are advised to read the joint proxy statement regarding the proposed merger referred to in this communication when it becomes available because it will contain important information. Alteon Inc. and HaptoGuard, Inc. expect to mail the joint proxy statement about the proposed merger to their respective stockholders. In addition to the proxy statement, Alteon Inc. files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Alteon Inc. at http://www.sec.gov and directly from Alteon Inc.

Alteon Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Alteon Inc. with respect to the proposed merger. Information regarding such officers and directors is included in Alteon Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in its proxy statement for the 2006 annual meeting, which will be filed with the Securities and Exchange Commission. Once filed, these documents are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and directly from Alteon Inc.

HaptoGuard, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of HaptoGuard, Inc. HaptoGuard, Inc. is a private company and does not file annual or quarterly reports with the SEC.

Alteon Inc.
Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2006	2005

Income:
Investment Income	$60,364	$99,149

Total Income	60,364	99,149

Expenses:
Research and Development	449,840	3,641,100
General and Administrative	1,231,851	1,100,348

Total Expenses	1,681,691	4,741,448

Net Loss	(1,621,327)	(4,642,299)

Preferred Stock Dividends	1,175,322	1,071,578

Net Loss Applicable to Common Stockholders	$(2,796,649)	$(5,713,877)

Basic/Diluted Net Loss Per Share Applicable to Common Stockholders	$(0.05)	$(0.10)

Weighted Average Common Shares Used in Computing Basic/Diluted Net Loss Per Share Applicable to Common Stockholders	57,996,711	56,547,028

Selected Balance Sheet Data
(Unaudited)

	March 31,	December 31,
	2006	2005

Cash and Cash Equivalents	$4,469,170	$6,582,958

Total Assets	5,156,704	7,133,597

Accumulated Deficit	(225,610,094)	(222,813,445)

Total Stockholders’ Equity	4,370,333	5,991,660